Exhibit 99.3
PRO FORMA FINANCIAL INFORMATION
Intersections Inc. and Chartered Marketing Services, Inc. Pro Forma Condensed Consolidated Financial Information
Intersections Inc. completed the acquisition of Chartered Marketing Services, Inc. (CMSI) on July 3, 2006.
The accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2006 and for the fiscal year ended December 31, 2005 give effect to the acquisition of CMSI as if the acquisition had occurred on January 1, 2006 and January 1, 2005 respectively, and combines Intersections’ and CMSI’s statements of operations. The unaudited pro forma combined condensed balance sheet as of June 30, 2006, gives pro forma effect to the acquisition of CMSI as if the acquisition had occurred as of June 30, 2006.
The unaudited pro forma combined condensed financial data is provided for informational purposes only and does not purport to represent the results that the Company would have obtained had the transactions been completed as of the assumed dates above and for the periods presented, nor are they necessarily indicative of the results of operations which may be expected to occur in the future. The unaudited pro forma combined condensed financial statements should be read in conjunction with Intersections’ and CMSI’s separate historical financial statements and notes thereto. In the opinion of management, all material adjustments necessary to reflect the acquisition of CMSI by Intersections have been made. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.
A preliminary allocation of purchase price has been made in the accompanying balance sheet based on available information. The allocations of the purchase costs are subject to final determination based upon estimates and other evaluations of fair market value, identification and valuation of identifiable intangible assets. The actual allocation of purchase price and the resulting effect on income from operations may differ from the pro forma amounts included herein. Consequently, the amounts reflected in the pro forma combined condensed financial statements are subject to change and the final amounts may differ. The unaudited pro forma combined condensed financial information does not reflect any adjustments to conform to accounting practices, except for certain reclassifications, or any cost savings or other synergies which may result from the acquisition.

INTERSECTIONS INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2006
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Intersections	CMSI	Adjustments			Pro Forma
Revenue	$91,057	$23,332	$(1,986)	(a	)	$112,403
Operating expenses:
Marketing	11,980	6,135	(2,807)	(b	)	15,308
Commissions	10,619	—	8,999	(c	)	19,618
Cost of revenue	34,249	12,128	(10,102)	(d	)	36,275
General and administrative	20,746	2,599	1,706	(e	)	25,051
Depreciation and amortization	4,403	—	1,265	(f	)	5,668

Total operating expenses	81,997	20,862	(939)			101,920

Income from operations	9,060	2,470	(1,047)			10,483
Interest income (expense), net	972	(391)	(805)	(g	)	(224)
Other income (expense), net	321	—	—			321

Income before income taxes and minority interest	10,353	2,079	(1,852)			10,580
Income tax expense	(4,086)	(759)	732	(h	)	(4,113)

Income before minority interest	6,267	1,320	(1,120)			6,467

Minority interest	(106)	—	—			(106)

Net income	$6,161	$1,320	$(1,120)			$6,361

Net income per basic share	$0.37	—	—			$0.38
Net income per diluted share	$0.35	—	—			$0.37

Weighted average common shares outstanding	16,724	—	—			16,724
Dilutive effect of common stock equivalents	651	—	—			651

Weighted average common shares outstanding — assuming dilution	17,375	—	—			17,375

INTERSECTIONS INC
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2005
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Intersections	CMSI	Adjustments			Pro Forma
Revenue	$165,171	$51,255	$(4,438)	(i	)	$211,988
Operating expenses:
Marketing	19,646	11,646	(5,139)	(j	)	26,153
Commissions	26,687	—	19,694	(k	)	46,381
Cost of revenue	57,351	25,839	(22,080)	(l	)	61,110
General and administrative	34,518	5,164	2,674	(m	)	42,356
Depreciation and amortization	6,457	—	2,506	(n	)	8,963
Impairment of software development costs	1,515	—	—			1,515

Total operating expenses	146,174	42,649	(2,345)			186,478

Income from operations	18,997	8,606	(2,093)			25,510
Interest income (expense), net	1,183	(860)	(1,111)	(o	)	(788)
Other income (expense), net	37	62	—			99

Income before income taxes	20,217	7,808	(3,204)			24,821
Income tax expense	(7,747)	(2,825)	1,266	(p	)	(9,306)

Net income	$12,470	$4,983	$(1,938)			$15,515

Net income per basic share	$0.73	—	—			$0.91
Net income per diluted share	$0.70	—	—			$0.87

Weighted average common shares outstanding	17,002	—	—			17,002
Dilutive effect of common stock equivalents	813	—	—			813

Weighted average common shares outstanding — assuming dilution	17,815	—	—			17,815

INTERSECTIONS INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2006
(In Thousands)
(Unaudited)

	Intersections	CMSI	Adjustments			Pro Forma
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$51,780	$7,570	$(42,568)	(q	)	$16,782
Short-term investments	8,375	—	—			8,375
Accounts receivable, net	20,051	1,325	(286)	(r	)	21,090
Deferred subscription solicitation and commission costs	7,103		3,674	(s	)	10,777
Prepaid expenses and other current assets	3,996	579	1,300	(t	)	5,875

Total current assets	91,305	9,474	(37,880)			62,899

PROPERTY AND EQUIPMENT—Net	20,901	1,368	—			22,269
DEFERRED TAX ASSET	—	6,625	(4,174)	(u	)	2,451
GOODWILL	23,223	—	29,529	(v	)	52,752
INTANGIBLE ASSETS	1,962	—	15,181	(w	)	17,143
OTHER ASSETS	8,953	9,039	(8,904)	(x	)	9,088

TOTAL ASSETS	$146,344	$26,506	$(6,248)			$166,602

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,916	$3,834	$(978)	(y	)	$8,772
Accrued expenses and other current liabilities	9,021	1,701	(172)	(z	)	10,550
Accrued payroll and employee benefits	4,231	—	626	(aa	)	4,857
Accrued interest expense	—	3	(3)	(ab	)
Commissions payable	894	—	—			894
Deferred revenue	6,858	—	—			6,858
Current obligations under capital leases	1,164	—	—			1,164
Current portion of long-term debt	—	2,230	(563)	(ac	)	1,667
Deferred tax liability	2,007	—	1,380	(ad	)	3,387
Current tax payable	1,238	—	237	(ae	)	1,475

Total current liabilities	31,329	7,768	527			39,624

OBLIGATIONS UNDER CAPITAL LEASES—Less current portion	2,263	—	—			2,263
OTHER LONG-TERM LIABILITIES	689	—	—			689
LONG-TERM DEBT	—	9,325	4,008	(af)		13,333
DEFERRED TAX LIABILITY	1,370	—	(1,370)	(ag)		—

MINORITY INTEREST	11,329	—	—			11,329

STOCKHOLDERS’ EQUITY:
Common stock	177	8,603	(8,603)	(ah)		177
Additional paid-in capital	93,685	5,503	(5,503)	(ai)		93,685
Restricted stock notes receivable	—	(308)	308	(aj)		—
Treasury stock, 965 shares at cost in 2005	(8,600)	(43,015)	43,015	(ak)		(8,600)
Retained earnings	14,172	38,630	(38,630)	(al)		14,172
Accumulated other comprehensive loss	(70)	—	—			(70)

Total stockholders’ equity	99,364	9,413	(9,413)			99,364

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$146,344	$26,506	$(6,248)			$166,602

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION
1. Basis of presentation
On June 12, 2006, Intersections, Inc. and Chartered Marketing Services, Inc. announced that the parties had signed a definitive agreement providing for the acquisition by Intersections of Chartered Marketing Services, Inc.; the acquisition was completed July 3, 2006. Assets acquired and liabilities assumed are recorded at their estimated fair values. Amounts allocated to identifiable intangible assets will be amortized over their estimated useful lives.
2. Purchase Price
The estimated purchase price of the acquisition is $53.7 million, net of $283 thousand in acquisition costs, as follows (in thousands):

Cash	38,669
Debt	15,000
Acquisition Costs	283

Total purchase price	53,952

The preliminary allocation of purchase price, including estimated acquisition costs, assuming the acquisition closed as of June 30, 2006 is as follows (in thousands):

Current assets	7,159
Property and equipment	1,368
Other assets	12,247
Goodwill	29,529
Intangible assets	15,181
Current liabilities	(5,535)
Long term liabilities	(5,997)

Total consideration	53,952

In connection with this acquisition we expect to record additional costs for severance, severance related costs and contract termination costs, in the preliminary allocation of the cost of the acquisition in accordance with Emerging Issues Task Force Issue No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination”. We are currently in the process of assessing the impacts of these costs on the preliminary purchase price allocation.

3. Pro-forma Adjustments

(a) Revenue
Elimination of intercompany revenue	$(1,986)

Net decrease	$(1,986)

(b) Marketing
Reclass of certain expenses to match Intersections expense classifications	$(2,807)

Net decrease	$(2,807)

(c) Commission
Reclass of certain expenses to match Intersections expense classifications	$8,999

Net increase	$8,999

(d) Cost of revenue
Elimination of intercompany cost of revenue	$(1,986)
Reclass of certain expenses to match Intersections expense classifications	(8,116)

Net decrease	$(10,102)

(e) General and administrative
Reclass of certain expenses to match Intersections expense classifications	$1,706

Net increase	$1,706

(f) Depreciation and amortization
Reclass of certain expenses to match Intersections expense classifications	$221
Amortization of intangible assets recorded as a result of the acquisition	1,044

Net increase	$1,265

(g) Interest income (expense), net
Reclass of certain expenses to match Intersections expense classifications	$3
Elimination of interest expense from CMSI’s reduction of debt upon consummation of the acquisition	506
Interest expense for Intersections debt as a result of the acquisition	(459)
Elimination of interest income related to the cash paid as a result of the acquisition	(855)

Net decrease	$(805)

(h) Income tax expense
Tax effect of proforma adjustments at the statutory rate	$732

Net increase	$732

(i) Revenue
Elimination of intercompany revenue	$(4,438)

Net decrease	$(4,438)

(j) Marketing
Reclass of certain expenses to match Intersections expense classifications	$(5,139)

Net decrease	$(5,139)

(k) Commission
Reclass of certain expenses to match Intersections expense classifications	$19,694

Net increase	$19,694

(l) Cost of revenue
Elimination of intercompany cost of revenue	$(4,438)
Reclass of certain expenses to match Intersections expense classifications	(17,642)

Net decrease	$(22,080)

(m) General and administrative
Reclass of certain expenses to match Intersections expense classifications	$2,674

Net increase	$2,674

(n) Depreciation and amortization
Reclass of certain expenses to match Intersections expense classifications	$418
Amortization of intangible assets recorded as a result of the acquisition	2,088

Net increase	$2,506

(o) Interest income (expense), net
Reclass of certain expenses to match Intersections expense classifications	$5
Elimination of interest income related to the cash paid as a result of the acquisition	(1,192)
Interest expense for Intersections debt as a result of the acquisition	(919)
Elimination of interest expense from CMSI’s reduction of debt upon consummation of the acquisition	995

Net decrease	$(1,111)

(p) Income tax expense
Tax effect of proforma adjustments at the statutory rate	$1,266

Net increase	$1,266

(q) Cash and cash equivalents
CMSI bonus and stock option compensation related to the acquisition	$(3,899)
Cash paid by Intersections for purchase of CMSI	(38,669)

Net decrease	$(42,568)

(r) Accounts receivable, net
Elimination intercompany receivables	$(286)

Net decrease	$(286)

(s) Deferred subscription solicitation costs
Adjustment of deferred marketing to estimated fair value	$(5,035)
Reclass of certain balance sheet accounts to match Intersections balance sheet classifications	8,709

Net increase	$3,674

(t) Prepaid expenses and other current assets
CMSI agency fees written off upon consummation of the acquisition	$(11)
Income tax effect related to compensation paid related to the acquisition	1,594
Estimated professional fees related to acquisition of CMSI	(283)

Net increase	$1,300

(u) Deferred tax asset
Reclass CMSI deferred tax liability	$3,193
Reclass deferred tax liability	(7,367)

Net decrease	$(4,174)

(v) Goodwill
Recording of the excess of the purchase price over the estimated fair value of the net assets acquired	$29,529

Net increase	$29,529

(w) Intangible assets
Recording of intangible assets of CMSI as a result of the acquisition	$15,181

Net increase	$15,181

(x) Other assets
CMSI deferred issuance costs written off upon consummation of the acquisition	$(195)
Reclass of certain balance sheet accounts to match Intersections balance sheet classifications	(8,709)

Net decrease	$(8,904)

(y) Accounts payable
Reclass of certain balance sheet accounts to match Intersections balance sheet classifications	$(626)
Elimination intercompany payable	(115)
Payment of accrued interest	(3)
Reclass of certain balance sheet accounts to match Intersections balance sheet classifications	(237)
Reclass of certain balance sheet accounts to match Intersections balance sheet classifications	3

Net decrease	$(978)

(z) Accrued expenses and other current liabilities
Elimination of intercompany payable	$(172)

Net decrease	$(172)

(aa) Accrued payroll and employee benefits
Reclass of certain balance sheet accounts to match Intersections balance sheet classifications	$626

Net increase	$626

(ab) Accrued interest expense
Reclass of certain balance sheet accounts to match Intersections balance sheet classifications	$(3)

Net decrease	$(3)

(ac) Current portion of long-term debt
Repayment of CMSI debt upon consummation of the acquisition	$(2,230)
Debt incurred for purchase of CMSI	1,667

Net decrease	$(563)

(ad) Deferred Tax liability
Income tax effect of adjustment to deferred marketing to estimate fair value	$(1,813)
Reclass CMSI deferred tax liability	3,193

Net increase	$1,380

(ae) Current tax payable
Reclass of certain balance sheet accounts to match Intersections balance sheet classifications	$237

Net increase	$237

(af) Long-term debt
Repayment of CMSI debt upon consummation of the acquisition	$(9,325)
Debt incurred for purchase of CMSI	13,333

Net increase	$4,008

(ag) Deferred tax liability
Deferred tax liability related to intangible asset recorded as a result of the acquisition	$5,997
Reclass deferred tax liability	(7,367)

Net decrease	$(1,370)

(ah) Common stock
Cancellation and retirement of CMSI’s common stock upon consummation of the acquisition	$(8,603)

Net decrease	$(8,603)

(ai) Additional paid-in capital
Repayment of CMSI debt upon consummation of the acquisition	$11,569
Repay CMSI stockholder loans upon consummation of the acquisition	(308)
CMSI bonus and stock option compensation related to the acquisition	(131)
Elimination of CMSI’s additional paid-in capital upon consummation of the acquisition	(16,633)

Net decrease	$(5,503)

(aj) Restricted stock notes receivable
Repay CMSI stockholder loans upon consummation of the acquisition	$308

Net increase	$308

(ak) Treasury stock
Cancellation and retirement of CMSI’s treasury stock upon consummation of the acquisition	$43,015

Net increase	$43,015

(al) Retained earnings
Elimination of CMSI’s accumulated earnings upon consummation of the acquisition	$(38,630)

Net decrease	$(38,630)